                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 18, 2003

                          THE WILLIAMS COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHAPTER)

          DELAWARE                       1-4174                 73-0569878
(STATE OR OTHER JURISDICTION          (COMMISSION             (IRS EMPLOYER
      OF INCORPORATION)               FILE NUMBER)          IDENTIFICATION NO.)

   ONE WILLIAMS CENTER, TULSA, OKLAHOMA                          74172
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 918/573-2000

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

         The Williams Companies, Inc. ("Williams") has agreed to sell its indirect 54.6% ownership interest in Williams Energy Partners L.P. ("WEG") to WEG Acquisitions, L.P., a newly formed entity owned equally by Madison Dearborn Partners, LLC and Carlyle/Riverstone Global Energy and Power Fund II, L.P. (the "Buyer").

         A copy of the definitive purchase agreement relating to the sale is attached as Exhibit 99.1 hereto, and a form of new omnibus agreement to be entered into by Williams, two of its subsidiaries and the Buyer under which those parties have agreed to provide certain benefits to WEG is attached as
Exhibit 99.2 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Williams files the following exhibits as part of this report:

         Exhibit 99.1 Purchase Agreement, dated April 18, 2003, by and among, Williams Energy Services, LLC ("WES"), Williams Natural Gas Liquids, Inc. ("WNGL"), Williams GP LLC and Buyer.

         Exhibit 99.2 Form of New Omnibus Agreement by and between Williams, WES, WNGL and Buyer.

ITEM 9.  REGULATION FD DISCLOSURE.

         Williams wishes to disclose for Regulation FD purposes the press release dated April 21, 2003, furnished herewith as Exhibit 99.3.

            Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  THE WILLIAMS COMPANIES, INC.


Date:  April 21, 2003                                /s/ BRIAN K. SHORE
                                                  ------------------------------
                                                  Name:  Brian K. Shore
                                                  Title: Corporate Secretary

                                INDEX TO EXHIBITS

99.1 Purchase Agreement, dated April 18, 2003, by and among, Williams Energy Services, LLC ("WES"), Williams Natural Gas Liquids, Inc. ("WNGL"), Williams GP LLC and Buyer.

99.2     Form of New Omnibus Agreement, by and between Williams, WES, WNGL and
         Buyer.

99.3 Press Release dated April 21, 2003 publicly announcing the matters reported herein.